Sheet1

MuniYield New Jersey Fund, Inc.
File Number: 811-6570
CIK Number: 884216
For the Period Ending: 05/31/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six months ended May 31, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/29/2001	$ 6,000	Puerto Rico Comwlth/Wed	2.950%	12/01/2015
02/22/2001	1,500	Puerto Rico Comwlth/Wed	2.950	12/01/2015

Last Updated on 07/27/2001
By Karen Lang